UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

August 15, 2010

Date of Report

(Date of earliest event reported)

LKA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware                000-17106                 91-1428250

 (State or other       (Commission File No.)     (IRS Employer I.D. No.)

          jurisdiction of

          incorporation)

3724 47th Street Ct. N.W.

Gig Harbor, Washington  98335

 (Address of principal executive offices)

(253) 851-7486

Registrant's telephone number

N/A

 (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 10, 2010 LKA International, Inc., a Delaware corporation (the "Company"), entered into a Waiver Agreement with PanAmerica Capital Group, a Panama corporation ("PanAmerica"), the terms of which were disclosed in the Company's Current Report on Form 8-K dated June 10, 2010, filed with the Securities and Exchange Commission on June 11, 2010. As of the date hereof, LKA has not made the scheduled payments specified in the Waiver Agreement and its underlying Promissory Note in favor of PanAmerica.  PanAmerica has elected, at this time, not to exercise its right to accelerate payment of the Note and the parties are negotiating in an effort to arrive at a mutually beneficial restructuring of this obligation. The Company believes it will likely secure adequate financial resources by way of either internally generated funds or from an external financing to meet the terms of any “restructured” obligation, although it can provide no assurances in this regard. During this period of negotiation PanAmerica does not waive any of its rights under the terms of the Waiver Agreement and Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKA INTERNATIONAL, INC.

Date: 9/3/10

By  /s/ Kye A. Abraham

Kye A. Abraham, President